UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 10, 2006

LECG CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50464	81-0569994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 POWELL STREET, SUITE 600 EMERYVILLE, CALIFORNIA	94608
(Address of principal executive offices)	(Zip Code)

(510) 985-6700
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 10, 2006, the board of directors (the “Board”) of LECG Corporation (the “Registrant”) increased the size of its Board from seven to eight directors, and appointed Garrett F. Bouton as a new director.  Mr. Bouton’s appointment will become effective immediately. The Board also appointed Mr. Bouton to serve on the Registrant’s Audit and Compensation Committees.  Mr. Bouton qualifies as an independent director pursuant to NASDAQ Rule 4200(a)(15).

Mr. Bouton holds a Masters degree in International Economics from The Fletcher School, Tufts University, and a Bachelors degree from Colorado College.  Prior to his retirement in 2003, Mr. Bouton served as the Managing Director/Regional CEO of Barclays Global Investors in San Francisco.  Mr. Bouton has held positions with ARBI Assets in Rio de Janeiro, Brazil (founder and President), Rosenberg Investment Management in Orinda, California (Chief Operating Officer), and Scandinavian Bank Group in London, England (Group Managing Director/Chief Executive Officer).

In connection with the appointment of Mr. Bouton to the Registrant’s Board, Mr. Bouton will be reimbursed for his reasonable expenses incurred in connection with attending Board and committee meetings, and will receive a quarterly retainer of $6,250, an additional $2,000 for each regularly scheduled quarterly Board meeting attended and $3,000 for each Board Committee day attended. In addition, Mr. Bouton will receive $1,000 for each special telephonic meeting of the Board of Directors or Board committee attended.  Mr. Bouton will receive a yearly non-discretionary, automatic grant of an option to purchase 7,500 shares of the Registrant’s common stock, which vests one year after grant, pursuant to the Registrant’s 2003 Stock Option Plan. Finally, pursuant to the Registrant’s policy regarding options granted to newly elected Board members, Mr. Bouton will receive a non-discretionary grant of an option to purchase 15,625 shares of the Registrant’s common stock on December 1, 2006, with an exercise price per share equal to the Nasdaq closing price of one share of the Registrant’s common stock on the date of grant, which will vest over a four-year period beginning on the date of grant.

There are no arrangements or understandings between Mr. Bouton and any other persons pursuant to which he was selected as a director. Mr. Bouton is not a party to any transaction with the Registrant that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LECG CORPORATION

By:	/s/ John C. Burke
John C. Burke
Chief Financial Officer

Date:  November 16, 2006